Exhibit 16.1
LETTER FROM ARMANINO LLP
TO THE SECURITIES AND EXCHANGE COMMISSION
DATED DECEMBER 16, 2013.

Armanino LLP
12657 Alcosta Boulevard
Suite 500
San Ramon, CA 94583
925 790 2600 main
925 790 2601 fax
amllp.com

armanino

December 16, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Eco-Stim Energy Solutions, Inc.'s (f/k/a Vision Global Solutions, Inc.) Form 8-K dated December 16, 2013 and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

Armanino LLP

Armanino LLP

An independent firm associated with
MOORE STEPHENS